Consent
                                     -------


                                                February 14, 2000.

Re:  eAcceleration Corp.
     Registration Statement on Form SB-2
     Registration No. 333-90867
     --------------------------

To the Board of Directors of eAcceleration Corp.:

The undersigned hereby consents to the reference to the undersigned as director nominee of eAcceleration Corp. in the above-referenced registration statement and in all amendments and supplements thereto.


                                                /s/ Edward P. Swain, Jr.
                                                -------------------------
                                                Edward P. Swain, Jr.